SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934

       Date of Report (Date of earliest event reported): February 23, 2001


                          INTERLOTT TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

         Delaware         Commission File Number 001-12986       31-1297916
(State of Incorporation)                                      (I.R.S. Employer
                                                             Identification No.)

                     7697 Innovation Way, Mason, Ohio 45040
          (Address of principal executive offices, including zip code)

                                 (513) 701-7000
              (Registrant's telephone number, including area code)

Item 5. Other Events

See the following press release, dated February 26, 2001 announcing the agreement to purchase the lottery assets of On-Point Technologies Systems, Inc.:


           Interlott Technologies, Inc. Announces Agreement to Acquire
               Lottery Assets of On-Point Technology Systems, Inc.


CINCINNATI, Ohio (February 26, 2001) - Interlott Technologies, Inc. (AMEX: ILI) today announced that it has signed a definitive agreement to acquire the lottery assets of On-Point Technology Systems, Inc. (NASDAQ: ONPT), of San Marcos, California.


The agreement, which is subject to necessary consents and approvals, calls for Interlott to purchase the lottery assets of On-Point, including patents, technology, inventory, service, and contracts. The purchase price includes $13.5 million at closing, deferred payments of $9 million payable, subject to adjustment, over five years, and an earn out amount of up to $6 million tied to certain future revenues. Interlott and On-Point have entered into a separate agreement to market a patented design for the world's first on-line activated instant lottery ticket.


"This is an exciting time for us," said Interlott President and CEO David F. Nichols. "Both Interlott and On-Point have invested heavily in technology, research and development in the past few years."


"This acquisition will allow us to add new and exciting offerings to our current lineup of proprietary products," said Nichols. "We are also looking forward to solidifying relationships with new domestic and international customers. The challenge before us is to make certain that our customers get the full benefit of our combined strengths."


"We are confident that this acquisition positions us for continued solid growth in our core business that will benefit the shareholders of our company," Nichols added.


On-Point provides instant ticket vending machines for lotteries worldwide and currently has contracts with several domestic and international lotteries.


Interlott, which is the nation's leading manufacturer of Instant Ticket Vending Machines (ITVMs) and other high-security vending products, holds contracts with 25 domestic and several international lottery jurisdictions. The Company designs, manufactures, sells, leases, and services dispensing machines for the lottery, telecommunications, and financial services industries. Primary products include instant ticket vending machines (ITVMs) and pull-tab/break open card vending machines (PTVMs) for the lottery industry, phone card dispensing machines (PCDMs) for the telecommunications industry, and SmartCard dispensing machines (SCDMs) for the financial services industry.

For additional information, please contact Dennis Blazer, CFO, at (513) 701-7000 or Investor Relations Counsel Bill Roberts and Ellen Geron at (937) 434-2700.


Any forward-looking statements in this release are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Act of 1995. Investors are cautioned that actual results may differ substantially from such forward-looking statements. Forward-looking statements involve risks and uncertainties including, but not limited to, continued acceptance of the Company's products and services in the marketplace, competitive factors, new products and technological changes, dependence upon third-party vendors, a limited number of customers, political and other uncertainties related to customer purchases, and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission.




                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               Interlott Technologies, Inc.


                                               /s/ Dennis W. Blazer
                                               ---------------------------

                                               Dennis W. Blazer

                                               Chief Financial Officer

Date: February 28, 2001